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                                                                     EXHIBIT 4.7

                               AMENDMENT NO. 1 TO
                          AGREEMENT AND PLAN OF MERGER


       THIS AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER (this "AMENDMENT"), dated as of October 10, 2000, is among Sonoma Systems, a California corporation (the "COMPANY"), Nortel Networks Corporation, a Canadian corporation ("PARENT") and NNC Russian Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("ACQUISITION") and amends that certain Agreement and Plan of Merger, dated as of August 14, 2000, among the Company, Acquisition and Parent (the "AGREEMENT"). Capitalized terms not otherwise defined herein have the meanings ascribed to such terms in Article 1 of the Agreement.

       The Company, Acquisition and Parent, pursuant to Section 7.4 of the Agreement, hereby agree to amend the Agreement as follows upon the terms and conditions set forth herein:

       1. Article 1 of the Agreement is hereby amended by adding a defined term "Stock Price at Closing" to read as follows:

       "Stock Price at Closing" shall mean the closing (4:00 p.m., eastern time) sale price of Parent Common Stock on the New York Stock Exchange Composite Tape on the second trading day immediately preceding the Closing Date, as reported by Bloomberg.

       2. Article 1 of the Agreement is hereby amended by amending and restating, in its entirety, the definition of "Series A Preferred Share Closing Ratio" to read as follows:

       "Series A Preferred Share Closing Ratio" means the Series A Liquidation Payment divided by the Stock Price at Closing.

       3. This Amendment may be executed in any number of counterparts, each such counterpart constituting an original and all of which when taken together shall constitute one and the same instrument.

       4. This Amendment shall be construed in connection with and as part of the Agreement and all terms, conditions, representations, warranties, covenants and agreements set forth in the Agreement, except as herein amended, are hereby ratified and confirmed and are and shall remain in full force and effect.



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       IN WITNESS WHEREOF, each of the parties has caused this Amendment to be duly executed on its behalf as of the day and year first above written.


                                        NORTEL NETWORKS CORPORATION


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:



                                        NNC RUSSIAN ACQUISITION CORPORATION


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        SONOMA SYSTEMS


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title: